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                                 LYDALL, INC.
                                 Exhibit 21.1
                             List of Subsidiaries


Lydall, Inc. - Incorporated in the State of Delaware


Logistics Management, Inc. - Incorporated in the State of Connecticut


Lydall Distribution Services, Inc. - Incorporated in the State of Connecticut


Lydall Transport, Ltd. - Incorporated in the State of Virginia

Lydall Express, Inc.   - Incorporated in the State of Connecticut

Lydall Eastern, Inc. - Incorporated in State of Connecticut
     DBA: Lydall Composite Materials, Covington Operation
          Lydall Southern Products, Richmond Operation
          Lydall Southern Products, Jacksonville Operation
          Lydall Technical Papers
          Lydall & Foulds


Lydall New York, Inc. - Incorporated in State of New York
     DBA: Lydall Composite Materials, Hoosick Falls Operation
          Lydall Manning Nonwovens Division


Lydall Central, Inc. - Incorporated in State of Indiana
     DBA: Lydall Westex, Hamptonville Operation
          Lydall Westex, Rockwell Operation
          Lydall Westex, Columbus Operation


Lydall International, Inc. - Incorporated in State of Delaware


Lydall FSC, Limited - Incorporated in Jamaica


Trident II, Inc. - Incorporated in State of Connecticut


Sopatex, S.A. - Organized under the laws of France


Axohm Industries, S.A. - Organized under the laws of France
     DBA: Lydall Axohm
          Axohm S.A. Operations

Axohm U.K. - Organized under the laws of Great Britain